Exhibit 24.1

TILE SHOP HOLDINGS, INC.

POWER OF ATTORNEY

Each of the undersigned directors of Tile Shop Holdings, Inc., a Delaware corporation (the “Company”), which proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), hereby constitutes and appoints Cabell H. Lolmaugh, Chief Executive Officer, Nancy DiMattia, Senior Vice President and Chief Financial Officer, and Mark B. Davis, Vice President, Investor Relations, and Chief Accounting Officer, jointly and severally, each in his or her own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign in any and all capacities and file: (i) such Registration Statement; (ii) any and all exhibits thereto and other documents in connection therewith; (iii) any and all additional amendments, post-effective amendments and supplements thereto (or any other registration statements for the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act); and (iv) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 20th day of July, 2021.

/s/ PETER H. KAMIN
Peter H. Kamin Chairman of the Board of Directors

/s/ MARK J. BONNEY
Mark J. Bonney Director

/s/ DEBORAH K. GLASSER
Deborah K. Glasser Director

/s/ PETER J. JACULLO, III
Peter J. Jacullo, III Director

/s/ LINDA SOLHEID
Linda Solheid Director